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                                                                    EXHIBIT 10.1

                                 UGI CORPORATION

                        2000 DIRECTORS' STOCK OPTION PLAN

                    AMENDED AND RESTATED AS OF APRIL 29, 2003

1.       PURPOSE AND DESIGN

         The purpose of this Plan is to (1) encourage ownership of Company Stock by non-employee directors and thereby align such directors' interests more closely with the interests of shareholders of the Company, and (2) assist the Company in securing and retaining highly qualified persons to serve as non-employee directors, in which position they may contribute materially to the long-term growth and profitability of the Company, by affording them an opportunity to acquire Stock.

2.       DEFINITIONS

         Whenever used in this Plan, the following terms will have the respective meanings set forth below:

         2.01 "Board" means the Company's Board of Directors as constituted from time to time.

         2.02 "Administrative Committee" means the committee of Company employees appointed by the Committee to perform ministerial and other assigned functions.

         2.03 "Change of Control" means a change of control as defined in the change of control agreement between the Company and its chief executive officer, as amended from time to time.

         2.04 "Committee" means the Compensation and Management Development Committee of the Board or its successor.

         2.05 "Company" means UGI Corporation, a Pennsylvania corporation and any successor thereto.

         2.06 "Date of Grant" means the effective date of an Option grant; provided, however, that no retroactive grants will be made.

         2.07 "Fair Market Value" of Stock means the average of the highest and lowest sales prices thereof on the New York Stock Exchange on the day on which Fair Market Value is being determined, as reported on the Composite Tape for transactions on the New York Stock Exchange. In the event that the New York Stock Exchange does not express sales prices in decimal form, the average will be rounded to the next highest one-eighth of a point (.125). In the event that the New York Stock Exchange expresses sales prices in decimal form, the average will

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be rounded to the next highest penny. Notwithstanding the foregoing, in the case of a cashless exercise pursuant to Section 7.4(iii), the Fair Market Value will be the actual sale price of the shares issued upon exercise of the Option. In the event that there are no Stock transactions on the New York Stock Exchange on such day, the Fair Market Value will be determined as of the immediately preceding day on which there were Stock transactions on that exchange.

         2.08 "Option" means the right to purchase Stock pursuant to the relevant provisions of this Plan at the Option Price for a specified period of time, not to exceed ten years from the Date of Grant, which period of time will be subject to earlier termination prior to exercise in accordance with Section 7.3(b) of this Plan.

         2.09 "Option Price" means an amount per share of Stock purchasable under an Option designated by the Committee on the Date of Grant of an Option to be payable upon exercise of such Option. The Option Price will not be less than 100% of the Fair Market Value of the Stock determined on the Date of Grant.

         2.10 "Participant" means a non-employee director who is eligible to receive, and is granted, Options under the Plan.

         2.11     "Plan" means this 2000 Directors' Stock Option Plan.

         2.12 "Stock" means the Common Stock of the Company or such other securities of the Company as may be substituted for Stock or such other securities pursuant to Section 10.

         2.13 "Subsidiary" means any corporation or partnership, at least 20% of the outstanding voting stock, voting power or partnership interest of which is owned respectively, directly or indirectly, by the Company.

3.       NUMBER AND SOURCE OF SHARES AVAILABLE FOR OPTIONS -- MAXIMUM ALLOTMENT

         The number of shares of Stock which may be made the subject of Options under this Plan at any one time may not exceed 300,000 in the aggregate (after giving retroactive effect to the 3-for-2 Stock split distributed April 1, 2003), including shares acquired by Participants through exercise of Options under this Plan. The number of shares of Stock which may be the subject of grants of Options to any one individual in a calendar year will not exceed 15,000. The foregoing limits will be subject to the adjustment provisions of Section 10 below. If any Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to the Option will again be available for the purposes of the Plan. Shares which are the subject of Options may be previously issued and outstanding shares of the Stock reacquired by the Company and held in its treasury, or may be authorized but unissued shares of Stock, or may be a combination of both.

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4.       DURATION OF THE PLAN

         The Plan will remain in effect until all Stock subject to it has been purchased pursuant to the exercise of Options or all such Options have terminated without exercise. Notwithstanding the foregoing, no Option may be granted after December 31, 2009.

5.       DETERMINATION OF GRANTS - ADMINISTRATION OF PLAN

         5.1 Determination of Grants. The Company, after consultation with outside compensation consultants, shall make recommendations to the Committee as to the grants to be made under the Plan. Subject to the express provisions of the Plan, the Committee will have the authority to determine the non-employee directors to whom, and the time or times at which, Options will be granted, the number of shares to be subject to each Option, the Option Price to be paid for the shares upon the exercise of each Option, and the period within which each Option may be exercised. Grants made by the Committee will be subject to the approval of the Board.

         5.2 Administration of Plan. The Plan will be administered by the Committee. Subject to the express provisions of the Plan, the Committee will also have authority to construe and interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations (including factual determinations) necessary or advisable for the orderly administration of the Plan. All ministerial functions, in addition to those specifically delegated elsewhere in the Plan, shall be performed by a committee comprised of Company employees ("Administrative Committee") appointed by the Committee. A stock option agreement as discussed below shall be executed by each Participant receiving a grant under the Plan and shall constitute that Participant's acknowledgement and acceptance of the terms of the Plan and the Committee's authority and discretion.

6.       ELIGIBILITY

         Each director of the Company who, on any date on which an Option is to be granted (as specified in Section 7 of the Plan), is not an employee of the Company or any parent or Subsidiary of the Company, will be eligible to receive Options under the Plan. The foregoing notwithstanding, no director who is serving on the Board as a result of a nomination or appointment pursuant to the terms of any debt instrument, preferred stock, underwriting agreement, or other contract entered into by the Company will be eligible to participate in the Plan. No person other than those specified in this Section 6 will participate in the Plan.

7.       OPTIONS

         7.1 Grant of Options. Subject to the provisions of Sections 2.08 and 3: (i) Options may be granted to Participants under substantially equal terms at any time and from time to time as may be determined by the Committee, and (ii) subject to approval of the Board, the Committee will have discretion in determining the Options to be granted, the number of shares of Stock to be subject to each Option, the Option Price to be paid for the shares upon the exercise of each

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Option, the period within which each Option may be exercised and the vesting schedule associated with the Option.

         7.2 Option Agreement. As determined by the Committee on the Date of Grant, each Option will be evidenced by a stock option agreement that will, among other things, specify the Date of Grant, the Option Price, the duration of the Option, the number of shares of Stock to which the Option pertains and the Option's vesting schedule.

         7.3      Exercise and Vesting.

                  (a) Except as otherwise specified by the Committee in the stock option agreement, an Option will be fully and immediately exercisable on the Date of Grant. Notwithstanding the foregoing, in the event that any such Options are not by their terms immediately exercisable, the Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason. No Option will be exercisable on or after the tenth anniversary of the Date of Grant.

                  (b) Except as otherwise specified by the Committee, each Option, to the extent that it has not previously been exercised, will terminate when the Participant holding such Option (while living) ceases to be a non-employee director of the Company. However, if a Participant holding an Option ceases to be a non-employee director by reason of (i) retirement, (ii) disability, or (iii) death, the Option held by any such Participant will be fully and immediately exercisable (to the extent not otherwise exercisable by its terms) and will thereafter become exercisable pursuant to the following:

                           (i)   Retirement. If a Participant ceases to serve as
a director of the Company on account of retirement, the Option theretofore granted to such Participant may be exercised at any time prior to the earlier of the expiration date of the Option or the expiration of the 36-month period following the Participant's retirement. Retirement means cessation of service as a director of the Company after (1) attaining age 65 with five or more years of service with the Company, or (2) ten or more years of service with the Company.

                           (ii)  The Committee shall have sole discretion to
determine whether or not a Participant is "disabled." If a Participant is determined to be "disabled" by the Committee, the Option theretofore granted to such Participant may be exercised at any time prior to the earlier of the expiration date of the Option or the expiration of the 36 month period following the Participant's disability.

                           (iii) Death.  In the event of the death of a
Participant while serving as a director of the Company, the Option theretofore granted to such Participant may be exercised at any time prior to the earlier of the expiration date of the Option or the expiration of the 12 month period following the Participant's death. Such Option may be exercised by the estate of the Participant, by any person to whom the Participant may have bequeathed the Option, any person the Participant may have designated to exercise the same under the Participant's last will, or by the Participant's personal representatives if the Participant has died intestate.

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                  (c)      If a Participant ceases serving as a director and,
immediately thereafter, is employed by the Company or any Subsidiary, then, solely for purposes of Section 7.3(b) of the Plan, such Participant will not be deemed to have ceased service as a director at that time, and his or her continued employment by the Company or any Subsidiary will be deemed to be continued service as a director; provided, however, that such former director will not be eligible for additional grants of Options under the Plan.

         7.4 Payment. The Option Price upon exercise of any Option will be payable to the Company in full (i) in cash or its equivalent, (ii) by tendering shares of previously acquired Stock already beneficially owned by the Participant for more than one year and having a Fair Market Value at the time of exercise equal to the total Option Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) by such other method as the Committee may approve, or (v) by a combination of (i), (ii), (iii) and/or (iv). The cash proceeds from such payment will be added to the general funds of the Company and will be used for its general corporate purposes.

         7.5 Written Notice. A Participant wishing to exercise an Option must give irrevocable written notice to the Company in the form and manner prescribed by the Administrative Committee, indicating the date of award, the number of shares as to which the Option is being exercised, and such other information as may be required by the Administrative Committee. Full payment for the shares pursuant to the Option must be received by the time specified by the Committee depending on the type of payment being made but, in all cases, prior to the issuance of the shares. Except as provided in Section 7.3(b), no Option may be exercised at any time unless the Participant is then a non-employee director of the Company.

         7.6 Issuance of Stock. As soon as practicable after the receipt of irrevocable written notice and payment, the Company will, without stock transfer taxes to the Participant or to any other person entitled to exercise an Option pursuant to this Plan, deliver to, or credit electronically on behalf of, the Participant, the Participant's designee or such other person the requisite number of shares of Stock.

         7.7 Privileges of a Shareholder. A Participant or any other person entitled to exercise an Option under this Plan will have no rights as a shareholder with respect to any Stock covered by the Option until the due exercise of the Option and issuance of such Stock.

         7.8 Partial Exercise. An Option granted under this Plan may be exercised as to any lesser number of shares than the full amount for which it could be exercised. Such a partial exercise of an Option will not affect the right to exercise the Option from time to time in accordance with this Plan as to the remaining shares subject to the Option.

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8.       NON-TRANSFERABILITY OF OPTIONS

         No Option granted under the Plan will be transferable otherwise than by will or the laws of descent and distribution, and an Option may be exercised, during the lifetime of the Participant, only by the Participant.

9.       CONSEQUENCES OF A CHANGE OF CONTROL

         9.1 Notice and Acceleration. Upon a Change of Control, unless the Committee determines otherwise, (i) the Company will provide each Participant with outstanding grants written notice of such Change of Control, and (ii) all outstanding Options will automatically accelerate and become fully exercisable.

         9.2 Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options that are not exercised will be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent of the surviving corporation).

         9.3      Other Alternatives. Notwithstanding the foregoing, subject to
Section 9.4 below, in the event of a Change of Control, the Committee may take any of the following actions with respect to any or all outstanding Options: the Committee may (i) require that Participants surrender their outstanding Options in exchange for a payment by the Company, in cash or Stock, as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Stock subject to the Participant's unexercised Options exceeds the Option Price of the Options, as applicable, or (ii) after giving Participants an opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Committee deems appropriate. Such surrender or termination will take place as of the date of the Change of Control or such other date as the Committee may specify.

         9.4      Committee. The Committee making the determinations under this
Section 9 following a Change of Control must be comprised of the same members as those on the Committee immediately before the Change of Control. If the Committee members do not meet this requirement, the automatic provisions of Sections 9.1 and 9.2 will apply, and the Committee will not have discretion to vary them.

         9.5 Limitations. Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Committee will not have the right to take any actions described in the Plan (including without limitation actions described in this Section 9) that would make the Change of Control ineligible for pooling of interests accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

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10.      ADJUSTMENT OF NUMBER AND PRICE OF SHARES, ETC.

         Notwithstanding anything to the contrary in this Plan, in the event any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the Company, stock split or reverse split, extraordinary dividend, liquidation, dissolution, significant corporate transaction (whether relating to assets or stock) involving the Company, or other extraordinary transaction or event affects Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of Participants' rights under the Plan, then the Committee may, in a manner that is equitable, adjust (i) the number or kind of shares of Stock to be subject to Options thereafter granted under the Plan, (ii) the number and kind of shares of Stock issuable upon exercise of outstanding Options, and (iii) the Option Price per share thereof, provided that the number of shares subject to any Option will always be a whole number. Any such determination of adjustments by the Committee will be conclusive for all purposes of the Plan and of each Option, whether a stock option agreement with respect to a particular Option has been theretofore or is thereafter executed.

11.      LIMITATION OF RIGHTS

         Nothing contained in this Plan will be construed to give a non-employee director any right to a grant hereunder except as may be authorized in the discretion of the Committee. A grant under this Plan will not constitute, nor be evidence of, any agreement or understanding, expressed or implied, that a Participant has any right to serve as a director of the Company.

12.      AMENDMENT OR TERMINATION OF PLAN

         Subject to Board approval, the Committee may at any time, and from time to time, alter, amend, suspend or terminate this Plan without the consent of the Company's shareholders or Participants, except that any such alteration, amendment, suspension or termination will be subject to the approval of the Company's shareholders within one year after such Committee and Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock is then listed or quoted, or if the Committee in its discretion determines that obtaining such shareholder approval is for any reason advisable. No termination or amendment of this Plan may, without the consent of the Participant to whom any Option has previously been granted, adversely affect the rights of such Participant under such Option. Notwithstanding the foregoing, the Administrative Committee may make minor amendments to this Plan which do not materially affect the rights of Participants or significantly increase the cost to the Company.

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13.      GOVERNMENTAL APPROVAL

         Each Option will be subject to the requirement that if at any time the listing, registration or qualification of the shares covered thereby upon any securities exchange, or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the granting of such Option or the purchase of shares thereunder, no such Option may be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Board.

14.      EFFECTIVE DATE OF PLAN AND SHAREHOLDER APPROVAL

         This Plan will become effective as of January 1, 2000, subject to ratification by the Company's shareholders prior to March 31, 2000.

15.      SUCCESSORS

         This Plan will be binding upon and inure to the benefit of the Company, its successors and assigns and the Participant and his heirs, executors, administrators and legal representatives.

16.      GOVERNING LAW

         The validity, construction, interpretation and effect of the Plan and option agreements issued under the Plan will be governed exclusively by and determined in accordance with the law of the Commonwealth of Pennsylvania.

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